UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2005

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Offering of Securities.

On October 30, 2005, Chiron Corporation (the “Company”) gave notice to Novartis AG and Novartis Corporation (as successor to Ciba-Geigy Limited and Ciba-Geigy Corporation) that it was exercising its right under the Subscription Agreement, dated as of November 20, 1994, as amended, among Novartis AG, Novartis Corporation, a subsidiary of Novartis, and the Company, to require Novartis or its subsidiary to purchase shares of the Company’s Common Stock, par value $0.01 per share, for an aggregate purchase price of $300,000,000.00 at a per share purchase price of $43.50 (the “Put”).  The Common Stock will be issued without registration pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933 as the issuance of Common Stock pursuant to the Put will not involve a public offering.  The Put will close on the day following receipt of all necessary regulatory approvals.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: November 3, 2005	By:	/S/ JESSICA HOOVER
Jessica Hoover
Vice President, Head of Corporate Business Development